UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 16, 2020

PATTERN ENERGY GROUP INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36087	90-0893251
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)

1088 Sansome Street

San Francisco, CA 94111

(Address and zip code of principal executive offices)

(415) 283-4000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Class A common stock	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (17 CFR 230.405) or Rule 12b-2 of the Exchange Act (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 16, 2020, following consummation of the acquisition of the Company by an affiliate of Canada Pension Plan Investment Board (the “Transaction”), Mr. Richard A. Ostberg stepped down from his role as the principal accounting officer of the Company, and Ms. Julie Brand, Vice President, Controller, assumed the role of principal accounting officer.

Ms. Brand has served as Vice President, Controller since April 2019, and prior to assuming such role had served as Controller, Pattern Energy Group Inc. from March 2018 through March 2019 and Assistant Controller, Pattern Energy Group Inc. from May 2015 to March 2018. Prior to joining the Company, Ms. Brand served as director of external financial reporting and technical accounting of NV Energy from 2005 to 2014. Ms. Brand began her career with Deloitte in Nevada and is an active certified public accountant. No material plan, contract or arrangement, or amendment thereto, was entered into in connection with Ms. Brand assuming such role.

In addition, on March 16, 2020, following consummation of the Transaction, Mr. Michael J. Lyon stepped down from his role as president to serve in a non-executive role until his planned retirement in the second quarter of 2020.  The role of president has been assumed by Mr. Michael M. Garland, Chief Executive Officer, who also remains the principal executive officer.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Pattern Energy Group Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 20, 2020

PATTERN ENERGY GROUP INC.

By:	/s/ Dyann S. Blaine
	Name:	Dyann S. Blaine
	Title:	Vice President